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                                   EXHIBIT 21
                                                                                        State of
List of Subsidiaries                                                                  Incorporation
Harris Chemical North America, Inc.                                                     Delaware
         GSL Corporation                                                                Delaware
                  Great Salt Lake Minerals Corporation                                  Delaware
                           GSL Agricultural-Industrial Trading, Inc.                    Delaware
                           GSL Solar Consultants & Advisors, Inc.                       Delaware
                           Weber Canal Water Company                                    Utah
         NAMSCO Inc.                                                                    Delaware
                  North American Salt Company                                           Delaware
                           Carey Salt Company                                           Delaware
                           Lake Crystal Salt Company                                    Utah
                           The Hutchinson & Northern Railway Company                    Kansas
                           Sifto Canada, Inc.                                           Canada
                           Timberlea Chemical Company                                   Delaware
         North American Chemical Company                                                Delaware
                  Searles Domestic Water Company                                        California
                  Searles Valley Residences, Inc.                                       California
                  Trona Railway Company                                                 California
                  North American Terminals, Inc.                                        California
                  Harris International Export Company                                   Guam
                  North American Carbonate Company                                      Delaware
                  North American Bicarbonate Company                                    Delaware
                  Oldexaer, Inc.                                                        Delaware
                  White River Nahcolite Minerals Ltd. Liability Company                 Colorado
                  WRNM Holdings, Inc.                                                   Delaware

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